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                                                                      EXHIBIT 23



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Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of National Media Corporation for the registration of 17,508,373 shares of its common stock and to the incorporation by reference therein of our report dated June 29, 1998 with respect to the consolidated financial statements and schedule of National Media Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

Philadelphia, PA
December 23, 1998